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                                  Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Metropolitan Financial Corp. on Form S-8 of our report dated February 25, 2000, on Metropolitan Financial Corp.'s consolidated financial statements appearing in the Annual Report on Form 10-K of Metropolitan Financial Corp. for the year ended December 31, 1999.

                                         /s/ Crowe, Chizek and Company LLP
                                         Crowe, Chizek and Company LLP


Cleveland, Ohio
July 28, 2000